UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


       Date of Report (Date of earliest event reported): October 30, 1998


                   RAL-Yield Equities II Limited Partnership
             (Exact name of registrant as specified in its charter)


   Wisconsin                       0-14548                       39-1494302
(State or other                (Commission File                 (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


         20875 Crossroads Circle, Suite 800, Waukesha, Wisconsin 53186 (Address of principal executive offices, including zip code)


                                 (414) 798-0900
                         (Registrant's telephone number)

Item 2.  Acquisition or Disposition of Assets.

          Pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated February 17, 1998, as amended as of June 26, 1998 and as of October 29, 1998, between RAL- Yield Equities II Limited Partnership ("RAL II"), a Wisconsin limited partnership, and Great Lakes Investors LLC ("Great Lakes"), a Wisconsin limited liability company, RAL II sold substantially all of its business and assets, consisting principally of its real estate holdings, to Great Lakes and its affiliates, Great Lakes Investors III LLC ("Great Lakes III"), a Wisconsin limited liability company, and Good Pizza LLC, a Wisconsin limited liability company. The closing of the sale to Great Lakes of RAL II's multi-family residential real estate occurred on October 30, 1998. The sale to Great Lakes III of RAL II's commercial real estate, and the sale to Good Pizza LLC of the business assets of a restaurant owned and operated by RAL II, occurred on November 3, 1998. Pursuant to these sales, RAL II received an aggregate purchase price of $6,334,000, before adjustments required by the Purchase Agreement. Of the aggregate purchase price, before adjustments required by the Purchase Agreement, $5,709,000 was paid in cash and $625,000 was paid in the form of a land contract from Great Lakes III for the property owned by RAL II in Waterloo, Iowa. A land contract was used instead of cash to purchase the Waterloo property because a former owner of the Waterloo property had reserved a 90-day right of first refusal with respect to any sales of that property. The land contract is due and payable, with interest at 10% per annum, upon the later of (a) December 15, 1998, or (b) 30 days after either the former owner waives his right of first refusal or the 90-day period for the former owner to exercise his right of first refusal has expired. If the former owner exercises his right of first refusal, the land contract will be terminated.

          The description in this Current Report of the terms and provisions of the Purchase Agreement is qualified in its entirety by reference to the text thereof, which is attached as an exhibit to this Current Report and incorporated by reference herein.

          Douglas C. Heston is a member of Great Lakes Investment Management LLC, a Wisconsin limited liability company that is the manager of Great Lakes, and a member of Great Lakes III and Good Pizza LLC. He is also a shareholder, director and officer of First Financial Realty Management, Inc. ("FFRM"). FFRM has provided property management and partnership administration services for RAL
II. Until 1988, Mr. Heston was also a General Partner of RAL II. In connection with his withdrawal as a General Partner of RAL II, Mr. Heston retained certain economic benefits associated with having been a General Partner, including the right to receive a portion of any real estate commissions paid by RAL II to its General Partners or their affiliates.

          Mr. Heston is also a shareholder, director and officer of First Financial Realty Advisors, Inc. ("FFRA"). In 1995, FFRA purchased from Robert A. Long, a General Partner of RAL II, certain economic benefits which would otherwise accrue to Mr. Long, including the right to receive a portion of any distributions of cash flow and sales or refinancing proceeds from RAL II to its General Partners and the right to receive a portion of any real estate commissions paid by RAL II to its General Partners or their affiliates.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       RAL-YIELD EQUITIES II LIMITED PARTNERSHIP



Date:  October 30, 1998                     By:  /s/ Thomas R. Brophy
                                                 -------------------------------
                                                  Thomas R. Brophy
                                                  General Partner


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

                                     RAL-YIELD EQUITIES II LIMITED PARTNERSHIP

                                             EXHIBIT INDEX TO FORM 8-K
                                              Dated October 30, 1998


Exhibit
  No.             Description

  2 Asset Purchase Agreement, dated February 17, 1998, as amended as of June 26, 1998 and as of October 29, 1998, between RAL-
                  Yield  Equities  II  Limited  Partnership   and   Great  Lakes
                  Investors LLC.


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